Back to Form 8-K
Exhibit 10.1

ATTACHMENT I
RATE SHEETS

(a)	Contractor Name:	Harmony Health Plan of Illinois, Inc.
	Address:	200 West Adams Street Chicago, IL 60606
(b)	Contracting Arca(s) Covered by the Contractor and Enrollment Limit:

Contracting Area	Enrollment Limit
Region III - St. Clair, Madison, Perry, Randolph, and Washington Counties Jackson County (9/1/07) Williamson County (9/1/07)	50,000
Region IV	200,000

(c)      Total Enrollment Limit for all Contracting Areas:    250,000

(e)       Standard Capitation Rates for Enrollees, effective August 1, 2006 through July 31, 2008:*

Age/Gender Mo = month Yr = year	Region I (N-W, Illinois) PMPM	Region II (Central Illinois) PMPM	Region III (Southern Illinois) PMPM	Region IV (Cook County) PMPM	Region V (Collar Counties) PMPM
0-3Mo	$1,290.99	$1 047.86	$1,214.79	$1,383.98	$1,008.88
4Mo-lYr	$122,07	$124.58	$147.56	$139.60	$131.27
2Yr-5Yr	$51.37	$55.46	$64.68	$59.00	$49.44
6Yr-13Yr	$43.52	$50.34	$55.12	$43.63	$40.03
14Yr-20Yr, Male	$75.31	$83.05	$78.87	$64.90	$82.39
14Yr-20Y, Female	$117.55	$118.15	$136.31	$100.33	$98.16
21Yr-44Yr,Male	$114.27	$136.04	$123.73	$127.39	$166.05
2 lYr-44Yr, Female	$157.98	$157.44	$166.17	$149.48	$151.36
45Yrf Male and Female	$227.11	$255.07	$256.05	$239.45	$253.90

* Capitation rates listed are 100% of actuarially certified rates, but only 99.5% will be paid in year one of the Contract and 99% in year two of the Contract in accordance with Section 7.8.

(f)       Hospital Delivery Case Rate, effective August 1, 2006 through July 31, 2008:

Hospital Delivery Case Rate (per delivery)	$3,501.90	$3,424.73	$3,591.08	$3,977.36	$3,645.96